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                                                             EXHIBIT 15


                                      May 29, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 27, 2000 on our review of the interim financial information of Unit Corporation for the period ended March 31, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Registration Statement on Form S-8 dated May 25, 2000.




                                      /s/ PricewaterhouseCoopers LLP

                                      PricewaterhouseCoopers LLP